Exhibit 99.1

Euronet Worldwide Receives Notice of Change in Polish Interchange Fees

LEAWOOD, Kan.--(BUSINESS WIRE)--April 27, 2010--Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ: EEFT), a leading electronic payments provider, today announced it has been informed that Visa Europe (“Visa”) notified its member banks that it will lower the Polish domestic ATM interchange fee from PLN 3.50 to PLN 1.30 (from approximately USD $1.20 to approximately $0.45, at current exchange rates), effective May 1, 2010. The interchange fee is paid by issuers of Visa logo’d cards to the owners or operators of ATMs for transactions such as cash withdrawals on ATMs. While this announcement has no impact on first quarter 2010 results, Euronet expects the impact of this fee adjustment on the results of operations of its Polish business to be significant in future periods.

Currently, Euronet has approximately 1,500 Company-owned ATMs under management in Poland, provides outsourced management services to Polish financial institutions and, through network participation agreements, makes its 2,560 ATMs available to financial institutions in Poland. Approximately 25% of Euronet’s 10,283 operated ATMs are in Poland and approximately 7.5% of Euronet consolidated revenue is earned in Poland.

Because the reduction in the interchange fee has various direct and indirect impacts on the results of operations of the Polish business, the Company cannot predict the effects of the reduction with certainty. The Company currently expects that the lower Polish interchange fee will reduce Euronet’s pre-tax profits by approximately $5.6 million and $5.0 million in 2010 and 2011, respectively and after tax profits by approximately $4.4 million and $4.0 million, respectively, based on current exchange rates. For the remainder of 2010, Euronet estimates the quarterly pre-tax profit impact to be approximately $1.5 million in the second quarter, approximately $2.8 million in the third quarter and approximately $1.3 million in the fourth quarter. The decrease in projected loss between 2010 and 2011 is principally the result of anticipated cost savings from renegotiated vendor service contracts and, to a lesser extent, additional ATM transactions processed as a result of lower interchange fees charged to cardholders.

Euronet will release first quarter 2010 earnings results prior to the market opening on Wednesday, April 28, 2010. As previously announced, Euronet will hold a conference call the same day at 9:00 a.m. Eastern Time to discuss those results.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers which include comprehensive ATM, POS and card outsourcing services; card issuing and merchant acquiring services; software solutions; consumer money transfer and bill payment services; and electronic distribution for prepaid mobile airtime and other electronic payment products. Euronet operates and processes transactions from 46 countries.

Euronet’s global payment network is extensive — including 10,283 ATMs, approximately 55,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 30 countries; card software solutions; a network of approximately 510,000 POS terminals at approximately 240,000 retailer locations in 23 countries; and a consumer-to-consumer money transfer network of approximately 86,100 locations serving more than 100 countries. With corporate headquarters in Leawood, Kansas, USA, and 39 worldwide offices, Euronet serves clients in approximately 150 countries. For more information, please visit the Company’s Web site at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet’s or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions; technological developments affecting the market for the Company’s products and services; foreign currency exchange fluctuations; the Company’s ability to renew existing contracts at profitable rates; and changes in laws and regulations affecting the Company's business, including immigration laws. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC’s Edgar website or by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

CONTACT:
Euronet Worldwide, Inc.
Angie Bensman
+1-913-327-4200